Exhibit (a)(1)(iv)
LETTER OF INSTRUCTIONS FOR THE EXCHANGE OFFER FOR HOLDERS OF INTERESTS IN THE METLIFE POLICYHOLDER TRUST
Investor ID Number
This Letter of Instructions relates to the Offer to Exchange dated August 11, 2008 (the “Offer to Exchange”) of MetLife, Inc. (“MetLife”), a Delaware corporation, and constitutes MetLife’s offer to exchange 29,243,539 shares of class B common stock (“RGA class B common stock”) of Reinsurance Group of America, Incorporated (“RGA”), a Missouri corporation, for outstanding shares of common stock, par value, $0.01 per share (“MetLife common stock”), of MetLife represented by Trust Interests (as defined below) that are validly tendered and not properly withdrawn in the exchange offer (the “Exchange Offer”).
I/we the undersigned, instruct the Custodian (as defined below) to notify and instruct the Trustee (as defined below) to tender the shares of MetLife common stock represented by the number of Trust Interests identified below. I/we have complied with all requirements as stated in the Instruction Booklet and have full authority to give the instructions in this Letter of Instructions and warrant that I/we have not taken any actions that would prevent MetLife from acquiring good, marketable and unencumbered title to such MetLife common stock represented by Trust Interests, free and clear of all liens, restrictions, changes and encumbrances. I/we further acknowledge that all terms, conditions, representations, warranties and instructions contained in the Instruction Booklet to this Letter of Instructions are incorporated into this Letter of Instructions.
This Letter of Instructions is to be used by holders of interests (the “Trust Interests”) in the MetLife Policyholder Trust (each, a “Trust Beneficiary”) to instruct Mellon Investor Services LLC (doing business under the name of BNY Mellon Shareowner Services), as custodian (the “Custodian”), to notify and instruct Wilmington Trust Company, as Trustee (the “Trustee”), to tender the shares of MetLife common stock that such Trust Interests represent in accordance with the procedures set forth in this Letter of Instructions and the section entitled “The Exchange Offer—Procedures for Tendering” in the Offer to Exchange.
Please complete the reverse side if you would like to transfer ownership.

▲ PLEASE DETACH, EXECUTE AND RETURN THE ABOVE PORTION OF THIS FORM TO THE CUSTODIAN IN THE ENVELOPE PROVIDED ▲
THE DEADLINE FOR RETURNING THIS LETTER OF INSTRUCTIONS IS 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 8, 2008 (THE “ELECTION DATE”). THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON SEPTEMBER 11, 2008 UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED. THE ELECTION DATE IS THREE BUSINESS DAYS PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER. TRUST INTERESTS REPRESENTING SHARES OF METLIFE COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE ELECTION DATE.

‘ SUBSTITUTE FORM W-9 – Department of the Treasury, Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN)
’   Special Issuance Instructions (Medallion Guarantee Required)
To be completed ONLY if shares of RGA class B common stock and a check for cash in lieu of fractional shares of RGA class B common stock payable in this Exchange Offer, if applicable, are to be credited in the name of someone other than the Trust Beneficiary listed on the front side of this Letter of Instructions. See Instruction 7 of the Instruction Booklet.

Part 1 - PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER (“TIN”) IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW
Part 2 — Under penalties of perjury. I certify that:
1.    The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2.    I am not subject to backup withholding because: (a)  I am exempt from backup withholding, or (b)  I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c)  the IRS has notified me that I am no longer subject to backup withholding, and
3.   I am a U.S. citizen or other U.S. person (including a U.S. resident alien).
	Name (Please Print First, Middle & Last Name) Address (Number and Street) (City, State & Zip Code) (Tax Identification Number)	(Title of Officer Signing this Guarantee) (Name of Guarantor — Please Print) (Address of Guarantor Firm)

Signature Date

▲ PLEASE DETACH, EXECUTE AND RETURN THE ABOVE PORTION OF THIS FORM TO THE CUSTODIAN IN THE ENVELOPE PROVIDED ▲
     INSTRUCTIONS FOR COMPLETING THE LETTER OF INSTRUCTIONS

Œ	Sign, date and include your daytime telephone number in this Letter of Instructions in Box 1 and after completing all other applicable sections return this form in the enclosed envelope.

	If you are instructing the Trustee to tender all of your shares of MetLife common stock represented by your Trust Interests, please check this box only.

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If you are instructing the Trustee to tender some of your shares of MetLife common stock represented by your Trust Interests, please check the box and indicate the number of Trust Interests representing the shares of MetLife common stock that you wish to instruct the Trustee to tender.

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If you are an owner of Trust Interests representing less than 100 shares of MetLife common stock and are instructing the Trustee to tender all of your shares of MetLife common stock represented by your Trust Interests, check this box. See Instruction 6 in the Instruction Booklet to the Letter of Instructions for further details.

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PLEASE SIGN IN BOX 5 TO CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER if you are a U.S. person. If the Taxpayer Identification Number on the front side of this Letter of Instructions is incorrect or blank, write the corrected number above in Box 5 and sign to certify. If you have not been issued a TIN and have applied for one or intend to apply for one in the near future, write “Applied For” in the space provided for the TIN in Part I and sign and date the Substitute Form W-9. Please note that BNY Mellon Shareholder Services will withhold 28% of payments of cash in lieu of fractional shares of RGA class B common stock as required by the IRS if you fail to provide a correct Taxpayer Identification Number or the proper certification. If you are a non — U.S. person, please complete and return an appropriate Form W-8 to avoid backup withholding on payments of cash in lieu of fractional shares of RGA class B common stock. Withholding will not apply to any shares of RGA class B common stock payable in the Exchange Offer. For additional instructions on completing the Substitute Form W-9, see the “Backup Withholding” (Instruction 9) and the “Important U.S. Federal Tax Information” section of the Instruction Booklet to the Letter of Instructions.

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If you want your shares of RGA class B common stock and check for cash in lieu of fractional shares to be issued in another name, fill in Box 6. Signature(s) in Box 6 must be medallion guaranteed. If you complete Box 6 (Special Issuance Instructions (Medallion Guarantee Required)), the individual listed as the transferee is required to execute the substitute Form W-9 in Box 5 in order to eliminate any withholding.

HOW TO CONTACT D. F. KING & CO., INC. (THE INFORMATION AGENT) FOR THE EXCHANGE:

For inquiries call toll free:	800-967-7858
For shareholders outside of the U.S.:	212-269-5550 (Collect)
WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:	By Overnight Courier or By Hand:
BNY Mellon Shareowner Services	BNY Mellon Shareowner Services
P.O. Box 3351	Newport Office Center VII
South Hackensack, NJ 07606-3351	480 Washington Boulevard
Attn: Corporate Actions Dept.	Jersey City, New Jersey 07310
Attn: Corporate Actions Dept., 27th Floor